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Exhibit 24.1

POWER OF ATTORNEY

        The undersigned officers and directors of Canterbury Park Holding Corporation, hereby constitute and appoint Randall D. Sampson and David C. Hansen, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on August 1, 2002 by the following persons in the capacities indicated.

Signature	Title
/s/ CURTIS A. SAMPSON Curtis A. Sampson	Chairman of the Board
/s/ DALE H. SCHENIAN Dale H. Schenian	Vice Chairman of the Board
/s/ RANDALL D. SAMPSON Randall D. Sampson	Chief Executive Officer, President, and Treasurer (Principal Executive Officer)
/s/ DAVID C. HANSEN David C. Hansen	Chief Financial Officer (Principal Financial Officer, and Principal Accounting Officer)
/s/ BRIAN C. BARENSCHEER Brian C. Barenscheer	Director
/s/ PATRICK R. CRUZEN Patrick R. Cruzen	Director
/s/ CARIN J. OFFERMAN Carin J. Offerman	Director
/s/ GIBSON CAROTHERS Gibson Carothers	Director

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  Exhibit 24.1
POWER OF ATTORNEY